EXHIBIT 1

                       SUB-SURFACE WASTE MANAGEMENT, INC.
                  BIOREMEDIATION PRODUCT LINE LICENSE AGREEMENT



This Agreement is made this 24th day of May 1999, by and between: Sub-Surface Waste Management, Inc., a Nevada corporation, 5922-B Farnsworth Court, Carlsbad, CA 92008 hereinafter referred to as "Licensor", and Builders Referral, Inc., 19782 MacArthur Blvd., Suite 280, Irvine, CA 92612, hereinafter referred to as "Licensee".

     WHEREAS, Licensor holds the Exclusive United States Distribution License to the Patents, Technical information and all related marketing rights and know-how necessary for the sale and sublicense of bioremediation products and related Bio-Raptor(TM) equipment, microbial blends, services, and processes;

     WHEREAS, Licensee desires to acquire the right to use the Products, Technical information and the Licensor's Trademarks and to receive technical assistance from Licensor for the marketing and sale of the Products, to the Specified Market, in the Territory, and Licensor is willing to grant such right to Licensee;

     NOW, THEREFORE, to effect the above purpose, and in consideration of the mutual covenants and premises set forth herein, Licensor and Licensee hereby agree as follows:

1.0 DEFINITIONS:

The terms defined in this Section shall, for all purposes of the Agreement, except where the context clearly requires otherwise or except as otherwise indicated, have the meaning specified below:

1.1 "Product(s)" shall mean the know-how, services, Bioremediation Product Line and use licenses; specifications of that are set forth in Exhibit "A" attached hereto.

1.2 "Technical Information" shall mean the Proprietary information, technical data, processes, and specifications including application data, and training and operations manuals, associated with the marketing, sale and installation of the Product.

1.3 "Territory" shall mean the area more further described in Exhibit "B" attached hereto.

1.4 "Licensor's Trademarks" shall mean the trademarks as licensed or used by Licensor on or in connection with the Products, which Trademarks are shown in Exhibit "C".

1.5 The Term "Specified Market" shall mean the market more fully described in Exhibit "D" attached hereto.

1.6 "Biological Product Line" and the term "microbial blends" shall mean all Sub-Surface Waste Management, Inc. biological products (REMEDILINE(TM)) having utility for hydrocarbon bioremediation as applied to the Bio-Raptor(TM) applications, including, but not limited to, the specific products listed in Exhibit "A".

1.7 "Effective Date" shall mean the date on which this Agreement is executed.

1.8 The "Term" of this Agreement shall be three (3) years, commencing on the Effective Date unless sooner terminated by the Licensor or Licensee in accordance with the provisions herein.

1.9 "Patents" shall mean the bioremediation patents which are licensed, registered or applied for by the Licensor or issued or assigned to the Licensor during the Term of the Agreement, including current and future bioremediation patents which have been or may be applied for or granted to Licensors, and including but not limited to those patents listed in Exhibit "E".



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                       SUB-SURFACE WASTE MANAGEMENT, INC.
                 BIOREMEDIATION PRODUCT LINE LICENSE AGREEMENT


2.0 LICENSE GRANT:

2.1 Licensor hereby grants to Licensee a non-exclusive right and license to use the Technical Information and the non-exclusive right to market and sell the Products, for the Specified Market, within the Territory, during the Term of this Agreement. The right and license granted under this Agreement may not be sublicensed, transferred or assigned by Licensee. Licensor shall not set up another Licensee in the Specified Market, in the Territory as long as the terms of paragraph 2.5 are met and, in addition, the Licensee shall have achieved Gross Revenues of one-half, or more, of the Minimum Annual Sales Quota within the first six months of each measured year as specified in paragraph 6.2.

2.2 Licensor hereby grants to Licensee a non-exclusive right and license to use the Licensor's Trademarks or names in the United States. Licensee may not use names or marks other than the Licensor's Trademarks in connection with the Products licensed in this Agreement.

2.3 Licensor reserves the right to license additional licensee's for different Specific Markets within the same Territory as covered by this License Agreement.

2.4. During the term of the Agreement, Licensee shall not export, distribute, or sell the Product outside the United States directly or indirectly by any means, or through any business affiliated with Licensee, and shall forward to Licensor any and all inquiries and information related to the Product it has received from prospective customers outside the United States. The Licensor shall pay the Licensee six percent (6%) of the gross sales amount, or gross license fees (in the instance of introduction to a new Licensee), gross royalties or any other revenue derived from the referral in connection with any customers or contacts provided to the Licensor by the Licensee. Said six-percent (6%) referral fee shall be payable with respect to new customer-generated revenue received by Licensor during the first six months (180) days of business from/with the new customer.

2.5 This license grant in the Territory for the Specified Market shall remain in full force and effect during the term of this Agreement while the Licensee is not in breach of this Agreement and the License Fees, Minimum Quarterly License Fees, and Minimum Annual License Fees are not more than thirty (30) days overdue and the Minimum Annual Sales Quotas are met. In the event Licensee is delinquent on any such fees, and Licensee fails to cure said delinquency within thirty (30) days of such notice by Licensor, Licensee shall forfeit its license rights to the Territory and Specified Market, without benefit of License fee refund, and Licensor shall be free to license another third party for the same Territory and Specified Market.

2.6 During the term of this Agreement, Licensee shall not:

(a) reverse engineer, separate or regrow any individual cell culture contained in any microbial blend.

(b) disclose the results of any benchmark test of the microbial blends compared to any third party without Licensor's written permission.

3.0 HOUSE ACCOUNTS:

3.1 Licensee acknowledges that Licensor may be obligated to supply the Products to existing customers, in the Territory, who were customers of Licensor prior to the Effective Date of this Agreement. Such customers are classified as "House Accounts" and sales to such customers are not commissionable to Licensee unless agreed to by Licensor in writing.

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                      SUB-SURFACE WASTE MANAGEMENT, INC.
                 BIOREMEDIATION PRODUCT LINE LICENSE AGREEMENT


3.2 In addition to existing House Accounts, Licensor reserves the right to classify new customers in the Territory as House Accounts if they are not in the Specified Market or Territory, as defined in this License Agreement, are purchasing Non-Bio-Raptor(TM) Hydrocarbon products, Non-Hydrocarbon Bio-Raptor(TM) products, or are preexisting customers who have Letters of Intent with Licensor for Bio-Raptor applications. In addition, customers who are referred to Licensor by Licensee or other Licensees in the Territory in other Specified Markets may also be classified as House Accounts.

4.0 DEFINITIONS FOR CALCULATION OF FEES AND COMMISSIONS:

The parties understand and agree that license fees and commission levels must be calculated uniformly. The parties agree to use gross revenues as the basis for calculating fees and commissions as means of avoiding conflicts arising out of accounting interpretations associated with net income and net profits. Adjustments to fees and commissions shall be made as a function of gross revenue pursuant to methods and calculations defined herein. The fee and commission schedules herein reflect this understanding between the parties and are based on the following definitions of "Gross Revenues".

4.1 "Gross Revenue(s)" shall be defined as the funds collected by the Licensor for the Products shipped to Customers generated by Licensee, licensed as end users by Licensor , within the Specified Market, in the Territory less sales taxes, credit returns, insurance and applicable freight and duty. Gross Revenues shall also include the funds collected by Licensor for referrals as specified in paragraph 2.4 and 5.2, but shall not includes funds collected for lab tests, bench tests, field tests, or other charges at cost plus expenses.

5.0 COMMISSIONS

5.1 Commissionable Sales Licensor agrees to pay Licensee, on a monthly basis, a commission of six percent (6%) of all Gross Revenues collected from all Customers in the Specified Market and the Territory during the term of this Agreement. In the event Licensee is delinquent more than thirty (30) days on any fees due Licensor, Licensor may offset any commissions due Licensee to the extent of the delinquencies.

5.2 Referrals to Licensor During the term of the Agreement, Licensee shall forward to Licensor any and all inquiries and information related to the Product it has received from prospective customers not in the Specified Market for the Territory. The Licensor shall pay the Licensee six percent (6%) of the gross sales amount, or gross license fees (in the instance of introduction to a new Licensee), gross royalties or any other revenue derived from the referral in connection with any customers or contacts provided to the Licensor by the Licensee. Said six-percent (6%) referral fee shall be payable with respect to new customer-generated revenue received by Licensor during the first six months
(180) days of business from/with the new customer.

6.0 SCHEDULE OF LICENSE FEES:

6.1 License Fees: In consideration of the grant of the rights set forth herein, Licensee shall pay Licensor the sum of one percent (1%) of the Gross Revenues paid by Customers within the Specified Market, in the Territory. License agrees to pay license fees on a monthly basis upon receipt of a detailed invoice specifying total customer receipts collected by Licensor.

6.2 Minimum Annual Sales Quota: Licensee acknowledges that Licensor requires a minimum annual sales quota to support Licensee's sales activities. Licensee agrees to undertake sales activities that enable it to meet the following Minimum Annual Sales Quotas (as measured by gross revenues of Customers):

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                    SUB-SURFACE WASTE MANAGEMENT, INC.
                 BIOREMEDIATION PRODUCT LINE LICENSE AGREEMENT


Year One:                  $10,000,000

Year Two:                  $20,000,000

Year Three:                $40,000,000

The Minimum Annual Sales Quota is measured at the end of the calendar quarter every twelve months after the Effective Date as follows:

Effective Date Range                Calendar Quarter

January 1 - March 31        April 1 of current year to March 31 of each
                            succeeding year
April 1 - June 30           July 1 of current year to June 30 of each
                            succeeding year
July 1 - September 30       October 1 of current year to September 30 of
                            each succeeding year
October 1 - December 31     January 1 of current year to December 31 of each
                            succeeding year


6.3 Minimum Quarterly License Fee: In order to keep the License active for the Territory and the Specified Market, the Licensee shall pay minimum quarterly license fees which are due March 31, June 30, September 30 and December 31 and shall be applied as the Minimum Quarterly License Fee for the succeeding quarter.

6.3.1. Minimum Quarterly License Fee: Licensee shall pay a minimum quarterly license fees as follows:

         Year One Quarters:                 $12,500

         Year Two Quarters                  $25,000

         Year Three Quarters                $50,000

6.4 Minimum Annual License Fee: The Minimum Annual License Fee is equal to one percent (1%) of the Minimum Annual Sales Quota and is due thirty (30) days after the Minimum Annual Sales Quota measurement period of one year. Credit shall be given for actual license fees paid and Minimum Quarterly License Fees up to a maximum of the Minimum Annual License Fee. In the event that the credits are not sufficient to sum to the Minimum Annual License Fee, Licensee agrees to pay the difference within thirty (30) days.

7.0 CUSTOMERS:

Customers are defined as end users of the Products that have been sold Products by Licensee and have been licensed by Licensor. Customers exclude end users classified as House Accounts by Licensor end users not in the Specified Market and Territory. Each Customer must be licensed as a Product end user by Licensor and each is required to attend a training program at Licensor's choice of location.

8.0 TECHNICAL INFORMATION AND LICENSOR'S TRADEMARKS:

8.1 All rights in the Technical Information and the Licensor's Trademarks other than those specifically granted herein are reserved to Licensor. Licensee acknowledges that Licensee shall not acquire any title or interest in the Technical Information or Licensor's Trademarks as a result of the Licensee's use thereof. Licensee acknowledges that Licensor holds the Exclusive United States Distributor License, granted by XyclonyX.

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                    SUB-SURFACE WASTE MANAGEMENT, INC.
                 BIOREMEDIATION PRODUCT LINE LICENSE AGREEMENT


8.2 Licensor shall have Licensee registered as a registered or permitted user, or the like, of the Licensor's Trademarks with the appropriate governmental agency or entity, within the Territory, as may be required. Any cost to record such an application shall be borne by Licensee. Upon termination or expiration of this Agreement for any reason whatsoever, Licensor may immediately apply to cancel Licensee's status as a registered or permitted user. Licensee shall consent in writing to the cancellation and shall join in any cancellation petition.

8.3 Licensor shall indemnify, defend, and hold Licensee harmless from any and all suits or proceeding based on a claim that the Products constitute an infringement of any United States or foreign patent. Licensee shall promptly notify Licensor of the existence of any claim of patent infringement of any Products to which Licensor's indemnification obligation would apply, and shall give Licensor the reasonable opportunity to defend the same at its own expense, provided that Licensee shall at all times also have the right to full participation the defense at its expense. Licensee, at its sole option, may actively participate in the defense of any such suit or proceeding, sharing in the cost of said defense if it participates in such suit or proceeding. Licensee shall cooperate with Licensor in the defense of any proceeding for any infringement under this indemnification.

9.0 REPRESENTATIONS:

9.1 Licensee represents that it possesses sufficient financial resources and management ability to manage and direct the sales and marketing of the Products to meet the Minimum Annual Sales Quotas.

9.2 Licensee represents that it has the intention and ability to develop distribution and sales channels through which the Product may be distributed and sold efficiently.

9.3 Licensor represents that it holds the Exclusive United States Distribution License of the Technical Information and Products and that there are no claims, existing or threatened, in connection with the Licensor's clear title or license. Licensor represents that the Products, Technical information, Biological Product Line and related know-how do and will function for the intended purpose of each Product as described in the Technical Information and, further, that the Licensor has performed sufficient testing and analysis to prove the usefulness and competitive efficiency of the technology underlying this Agreement.

10.0 NON-COMPETITION:

10.1 During the term of this Agreement, Licensee shall not engage, directly or indirectly, in the marketing or use of any competitive product or process whose use or composition is similar to that of the Products without the written consent of the Licensor, providing that the Products can be demonstrated to be useful and competitive for all applications contemplated by Licensee's customer base.

10.2 Licensee acknowledges and agrees that due to the unique nature of the Products and Processes and the irreparable harm that disclosure or unauthorized sales, use, and application shall cause Licensor, Licensee agrees that during the term of this Agreement, and in the event of termination of this agreement, Licensee covenants and agrees as follows:

         a) During the term of this Agreement and for a period of five (5) years after termination of this Agreement, including but not limited to, the provisions of Paragraph 13.0, herein, neither Licensee nor any of his employees, agents, partners, representatives and/or servants shall



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                    SUB-SURFACE WASTE MANAGEMENT, INC.
                 BIOREMEDIATION PRODUCT LINE LICENSE AGREEMENT



         directly or indirectly solicit customers of or divert business from Licensor for the purpose of microbiological research, production, application, usage, sales, or manufacturing of Licensor's products, technology, proprietary techniques, applications, or processes, or any microbial blends, formula, or cultured products or products of fermentation or bio-chemical blends as described herein or developed hereafter by Licensor.

         b). For the five (5) year period after termination, Licensor agrees to pay Licensee a commission of five percent (5%) of the Gross Revenues paid by Customers in the Specified Market and the Territory who were sold by Licensee during the period prior to termination.

11.0 CONFIDENTIALITY AND NONDISCLOSURES:

11.1 Licensee shall hold in confidence the Technical Information which is identified as "proprietary" or "confidential" when delivered to Licensee (hereinafter referred to as "Confidential Information").

11.2 The Confidential Information shall be used by Licensee for the sole purpose of application and marketing the Products. Licensee shall refrain from using or allowing the use of the Confidential Information for any other private or commercial purpose.

11.3 Licensee agrees that the Confidential Information shall be shown to or discussed only with selected individuals employed by Licensee on a "need to know" basis for the purposes of performing under this Agreement. Licensee shall take, and shall cause all its employees to take reasonable precaution to insure the confidentiality of the Confidential Information.

11.4 The Confidential Information received by Licensee shall not be disclosed or divulged to any third party or parties without prior written approval of Licensor. Prior to showing the Confidential Information to, or discussing it with, any third party, Licensee shall require the third party to maintain the confidentiality under the same terms hereof.

11.5 Upon termination of this Agreement, Licensee shall cease to use and shall forthwith return or surrender to Licensor all the Confidential Information and all reproductions thereof in their custody or possession.

11.6 Licensee understands and agrees that Licensor might be irreparably harmed by violation of this Article, and that the use of the Confidential Information for the business purposes of any party other than Licensor could enable such party to compete unfairly with Licensor. In the event that Licensee becomes aware of any breach of the confidentiality of, or the misappropriation of, any of the Confidential Information, Licensee will promptly give notice thereof to Licensor. In addition, Licensor shall be entitled to enforcement by specific performance of this Article and to damages and may terminate this Agreement.

11.7 The obligation of Licensee under this Article shall survive the termination or rescission of the Agreement for a period of five (5) years after such expiration, termination, or rescission.

12.0 INDEMNIFICATION

12.1 Licensee shall indemnify, defend and hold Licensor, its affiliates, parent company, shareholders, subcontractors, officers, directors, employees and agents harmless from any and all costs and demands resulting from any damage, loss or injury, whether to property or persons, including death, resulting from, arising out of, or in connection with: (1) negligence; (2) intentional acts; or (3) errors and omissions of the Licensee, its employees, officers, contractors, or agents in connection with the application, selling or marketing of the Products.

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                    SUB-SURFACE WASTE MANAGEMENT, INC.
                 BIOREMEDIATION PRODUCT LINE LICENSE AGREEMENT


13.0 TERMINATION:

13.1 This Agreement may be terminated immediately by Licensor upon:

     (a) The failure of Licensee to cure a material breach of this Agreement within sixty (60) days of receipt of written notice to Licensee of such breach;

     (b) The failure of Licensee to pay any license fee as described herein within thirty (30) days from the due date;

     (c) In the event Licensee is delinquent in payment obligations to Licensor or its affiliates under this Agreement or otherwise, Licensor may terminate this Agreement.

     (d) In the event Licensee, during the term of this Agreement, engages, directly or indirectly, in the marketing or use of any competitive product or process whose use or composition is similar to that of the Products without the written consent of the Licensor.

13.2 Upon termination of this Agreement for any reason whatsoever Licensee will return to Licensor all notes, records, documents, drawings, specifications, and all other information in any form relating to Licensor under this Agreement, all of which shall remain the sole property of Licensor.

13.3 Upon termination of this Agreement for any reason other than a payment default, Licensee shall provide Licensor, within ten (10) days from the date of such termination, with a list of all prospects outstanding on the date of termination. Licensee shall be entitled to receive commissions from Gross Revenues generated by these prospects within ninety (90) days after termination.

14.0 OPTION TO EXTEND LICENSE

Licensee, who is not in default in the terms of this agreement, and who has met the Minimum Annual Sales Quotas for the last year of the Agreement, shall have the option to extend the license for a period of three (3) additional years provided that Licensor and Licensee jointly agree to new Minimum Annual Sales Quotas, Minimum Quarterly License Fees, and Minimum Annual License Fees for the extended period. Such new terms shall be incorporated into the extended Agreement as an additional exhibit and agreed to prior to the expiration of the current Agreement. Licensee shall give thirty days notice of its intention to exercise the option prior to the expiration of this license. If notice to exercise the option to extend is not received by the expiration date of this license, the license will expire on said date and the option will no longer be in effect.

15.0 TECHNICAL ASSISTANCE

15.1 Within one hundred (120) days of the Effective Date, Licensor shall transfer to the Licensee Technical Information in a form and manner necessary to enable the Licensee to market and sell the Products.

15.2 Upon prior written request of Licensee, and subject to the agreement of Licensor with regard to the schedule and content of such assistance, Licensor shall provide the following services under the conditions as stipulated hereunder:

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                    SUB-SURFACE WASTE MANAGEMENT, INC.
                 BIOREMEDIATION PRODUCT LINE LICENSE AGREEMENT


         a) All such engineering/technical assistance as 15.1 above, shall be done at Licensor's expense at Licensor's choice of location. Transportation and living expenses during the assistance period shall be paid by Licensee.

         b) Any additional assistance which may be requested by Licensee from time to time, shall be done at Licensee's expense, and shall be billed at then current prevailing rates per hour, per capita, for the hours of the services actually provided by Licensor's engineer/technical expert(s).

         c) All reasonable and customary business travel expenses (including transportation, meals, and lodging during travel) shall be invoiced at cost by Licensor, and shall be paid by Licensee, within thirty (30) days after receipt of invoice from Licensor, provided that the business class airfare for round-trip transportation shall be paid in advance by Licensee.

15.3 Licensor shall provide, during the first one hundred twenty (120) days, Licensor's biotechnical/application/marketing consultation time, by telephone, at Licensor's expense.

15.4 Any additional assistance by Licensor's personnel, or consultants which may require a personal site visit or customer contact shall be billed at the prevailing, reasonable and/or customary rate per day, plus travel and per diem expenses and payable by Licensee.

16.0 IMPROVEMENTS, DEVELOPMENTS AND/OR NEW PRODUCTS

16.1 Licensee and Licensor may undertake improvements, developments and/or new products with respect to the Product from time to time and agree to inform the other of the proposed improvements, developments or new products. Improvements, developments or new products by either shall be shared on a royalty-free basis within the territories covered by the agreement(s) existing at the time between the parties. Both parties agree to negotiate in good faith the fees and royalties to be paid for use of the other's improvements, developments or new products which may be used, licensed or transferred outside the Territory; such royalties and fees to be at parity with those established by this Agreement. Both parties agree to provide full cooperation with respect to such improvements and developments. All such improvements, developments or new products shall be the Property of the Licensor.

16.2 Any royalty-free license granted hereby shall extend pursuant to the same terms and conditions as those provided herein, without the parties hereto entering into a specific agreement with respect thereto.

17.0 ARBITRATION:

All disputes, controversies, or differences arising out of, relating to, or in connection with this Agreement between the parties hereto, or any breach thereof, which cannot be resolved amicably by the parties shall be finally settled by arbitration by a panel of three (3) arbitrators in accordance with the Rules of and Procedures of the American Arbitration Association. Each party shall appoint one (1) arbitrator and the two (2) arbitrators shall appoint the third arbitrator. Any decision rendered by such arbitration shall be binding upon both parties. The place of arbitration shall be San Diego, California. The award rendered by the arbitrators shall be final and binding upon the parties hereto. The prevailing party shall be entitled to all legal fees.

18.0 APPLICABLE LAW:

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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                    SUB-SURFACE WASTE MANAGEMENT, INC.
                 BIOREMEDIATION PRODUCT LINE LICENSE AGREEMENT


19.0 FORCE MAJEURE:

19.1 Neither party shall be liable to the other party for the failure or delay in performance of any of its obligations under this Agreement due to acts of God, fire, flood, strikes, labor troubles or other industrial disturbances, acts of Government, laws and regulations, torts, insurrections or any other cause beyond the control of the affected party. Upon the occurrence of such an event, the affected party shall immediately notify the other party with as much detail as possible. The affected party shall, immediately after the cause is removed, perform such obligations with all due diligence.

19.2 In the event that the prevention of performing the obligation under this Agreement shall continue beyond a period of six (6) months, the party unaffected by such event shall have the right to terminate this Agreement upon thirty (30) days prior notice to the other party.

20.0 ASSIGNMENT

20.1 Neither party shall assign any of its rights or obligations, or this Agreement, in whole or in part, to a third party, except as provided for in the case of:

         a) Licensee's rights granted herein to subcontract for the application of the Product and the establishment and expansion of the sales, distribution, use and applications network development within the designated Territory subject to Licensor's prior written approval of such subcontract/subcontractor.

         b) Licensor shall have the right to assign this Agreement to any third party who purchases or lawfully obtains all or substantially all of the Licensor's assets or outstanding voting shares.

20.2 In the event of Sub-Surface Waste Management, Inc.'s cessation of business, or dissolution, the rights in connection with the Licensor shall revert to XyclonyX and then to the patent owners where applicable and shall be assigned to their heirs, or assignees providing however that such assignment shall in no way encumber this Agreement and that such assignment strictly prohibit any and all heirs or their representatives of any estate from challenging the terms, conditions, or economic equity or value of this agreement throughout arbitration, legal action or otherwise.

21.0 NOTICES:

21.1 All notices or communications given or required to be given hereunder shall be given by personal delivery or by registered airmail or by cable, telex, or facsimile followed by a letter dispatched within twenty-four (24) hours to the following addresses:

To Licensor:      5922-B Farnsworth Court, Carlsbad, CA 92008

To Licensee:      19782 MacArthur Blvd., Suite 280, Irvine, CA  92612.

21.2 Notices and communications shall be deemed received by the addressee on the date of delivery if delivered personally, the fifth (5th) day from the date of posting if sent by registered mail, or by forty-eight (48) hours after transmission if sent by cable, telex, or facsimile, or by evidence of signature on overnight delivery.

22.0 MISCELLANEOUS PROVISIONS:

22.1 The headings of the Articles have been inserted for convenience or reference only and shall not affect the interpretation or construction of the provisions of the Agreement.

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                    SUB-SURFACE WASTE MANAGEMENT, INC.
                 BIOREMEDIATION PRODUCT LINE LICENSE AGREEMENT


22.2 This Agreement shall not be modified except by a written instrument executed by duly authorized representative of the parties hereto.

22.3 In the event any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, and this Agreement shall be interpreted and construed as if such term or provision, to the extent that it is invalid, illegal or unenforceable, had never been contained in this agreement.

22.4 Waiver of any right by a party hereto towards the other of breach or a series of breaches hereof shall not affect the right of the waiving party to exercise any of its rights provided hereunder on account of any other breach hereof or similar breach subsequent thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first above written.

The Effective date of this license shall be the _________________________, 1999.




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                    SUB-SURFACE WASTE MANAGEMENT, INC.
                 BIOREMEDIATION PRODUCT LINE LICENSE AGREEMENT


LICENSOR:                                            LICENSEE:

Sub-Surface Waste Management, Inc.  Builders Referral, Inc.







By:
    ---------------------------------     --------------------------------------
Robert C. Brehm, Vice President           Jebb Hook, President







                                         ---------------------------------------
                                        Al Krauza, Vice President



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                       SUB-SURFACE WASTE MANAGEMENT, INC.
                          TECHNOLOGY LICENSE AGREEMENT


                                   EXHIBIT "A"

                           BIOREMEDIATION PRODUCT LINE


REMEDILINE(TM) Microbial Blends
-------------------------------

300HC  -  Biological  above  ground  site   remediation   microbial  blends  for
bioremediation of hydrocarbon contaminated soil.

Note: All SSWM biological products are suspended in a pre-application, dormant-state, on the high quality, technical-grade diatomaceous earth necessary, for enhanced product stability, microbial viability, and long shelf-life, within environmental ranges, for convenient handling, and ease of end-user application. Other product suspensions are available depending upon application or process suitability standards.




BIO-RAPTOR(TM) Product Line
---------------------------

Bio-Raptor(TM) - HC --- Transportable Bio-Raptor(TM) for hydrocarbon treatment applications (1)

Microbial Application System(TM) - HC --- Add-on hydrocarbon treatment system for existing equipment - includes spray bar, automated microbial delivery system, auxiliary pumps, etc. Does not include belt scale that may be ordered separately.

Bio-Raptor(TM) - HCUL --- Hydrocarbon Treatment Patent Use License - Single Machine

MAS(TM) - HCUL --- Hydrocarbon Treatment Patent Use License - Single MAS System

(1) Transportable Bio-Raptor(TM)- HC is defined as a Bio-Raptor(TM) that will be used on one site at a time and will be moved from site to site to perform hydrocarbon bioremediation treatments which take less than 12 months to complete on an individual site. This definition does not include Bio-Raptors(TM) that are classified as Soil Recycling Centers which are used on a single site with multiple customers bringing contaminated soil or other material to that site for remediation or conversion into other materials, or Bio-Raptors(TM) used for non-hydrocarbon treatment.

                    SUB-SURFACE WASTE MANAGEMENT, INC.
                 BIOREMEDIATION PRODUCT LINE LICENSE AGREEMENT


                                   EXHIBIT "B"

                              TERRITORY DESCRIPTION



The Continental United States excluding Hawaii and Alaska
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

                       SUB-SURFACE WASTE MANAGEMENT, INC.
                          TECHNOLOGY LICENSE AGREEMENT



                                   EXHIBIT "C"

                              LICENSOR'S TRADEMARKS

          Bio-Raptor(TM) Bioremediation Shredder/Sprayer System/Process

                        Microbial Application System(TM)

                         Bio-Raptor(TM), REMEDILINE(TM)

                       SUB-SURFACE WASTE MANAGEMENT, INC.
                          TECHNOLOGY LICENSE AGREEMENT


                                   EXHIBIT "D"

                     LICENSEE'S SPECIFIED MARKET DESCRIPTION



Customers requiring time specific job site bioremediation of hydrocarbon contaminated soil using a transportable Bio-Raptor(TM) that is moved from site to site. Job site resident time is less than 12 months.

                       SUB-SURFACE WASTE MANAGEMENT, INC.
                          TECHNOLOGY LICENSE AGREEMENT




                                   EXHIBIT "E"

             LICENSOR'S PATENTS LICENSED, REGISTERED OR APPLIED FOR

                 United States Patent 5,039,415 - Aug. 13, 1991
                Decontamination of hydrocarbon contaminated soil

                                    Inventors
Smith; Alvin J.                                              Appl. No.: 512,474
                                                           Filed: Apr. 23, 1990

                                    Abstract

The method of treating hydrocarbon contaminated soil that includes forming the soil into a flowing particulate stream; forming an aqueous liquid mixture of water and treating substance that reacts with hydrocarbon to form CO(2) and water; dispersing the liquid mixture into the particulate soil stream to wet the particulate; allowing the substance to react with the wetted soil particulate to thereby form CO(2) and water, whereby the resultant soil is beneficially treated.

9 Claims, 4 Drawing Figures





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